Exhibit 99.1

FRONT YARD RESIDENTIAL ANNOUNCES BOARD REFRESHMENT AND A REVIEW OF STRATEGIC ALTERNATIVES

Forms Board Committee of Independent Directors to Explore Strategic Alternatives
and Retains Independent Financial Advisor to Support Process

Agrees to Appoint Leland Abrams and Lazar Nikolic, Who Possess Strong Single-Family Market Experience and REIT Expertise, as Independent Directors Immediately Following 2019 Annual Meeting

CHRISTIANSTED, U.S. Virgin Islands - May 21, 2019 - Front Yard Residential Corporation (“Front Yard” or the “Company”) (NYSE: RESI) today announced several new strategic initiatives that it believes will position Front Yard for ongoing success and support its efforts to maximize value for all stockholders. In conjunction with these new initiatives, Front Yard announced it has reached an agreement with Snow Park Capital Partners and certain of its affiliates (collectively “Snow Park”) with respect to its director nominees and certain other matters.

Board Refreshment

Front Yard has agreed to appoint two new independent directors, Leland Abrams and Lazar Nikolic, to the Company's Board of Directors (the “Board”) immediately following the Company’s Annual Meeting of Stockholders on May 23, 2019 (the “Annual Meeting”). Concurrently, David B. Reiner will be retiring from the Board. With these changes, Front Yard’s Board will increase from seven to eight directors, seven of whom are independent. Snow Park has agreed to vote for Front Yard’s entire slate of director nominees at the Company’s upcoming annual meeting and to withdraw its proxy contest.

Formation of Board Committee to Explore Strategic Alternatives

Front Yard has been executing on a strategy to unlock what we believe is imbedded value in our assets and platform. Despite these efforts, Front Yard does not believe its current share price accurately reflects the value of the company. To maximize value for shareholders, Front Yard also announced that the Board will form a committee, comprised of independent directors, including one of Mr. Abrams or Mr. Nikolic (the “Committee”), to explore strategic alternatives. The Committee intends to review strategic alternatives available to Front Yard, including, without limitation, the potential internalization of the asset management function, the potential termination of the asset management agreement with Altisource Asset Management Corporation and the potential sale of the Company. Deutsche Bank Securities Inc. has been retained as an independent financial advisor to assist in the exploration of a full range of strategic alternatives. Front Yard intends to update its stockholders on further developments after the Committee concludes its review of strategic alternatives, or it has otherwise determined that disclosure is appropriate.

Agreement with Snow Park

As described in more detail in Front Yard’s Current Report on Form 8-K to be filed today with the Securities and Exchange Commission, Front Yard entered into an agreement with Snow Park that provides for the appointment of Messrs. Abrams and Nikolic to the Front Yard Board, Snow Park’s withdrawal from the proxy contest and Snow Park’s agreement to customary standstill provisions, among other items.

George Ellison, Front Yard’s Chief Executive Officer, stated: “These initiatives are the result of constructive dialogue between the Company and its stockholders. We welcome Leland and Lazar to the Board and look forward to working with them to achieve our goals. Our new directors bring additional experience, independence and fresh perspectives, which we expect will help Front Yard deliver superior stockholder returns.”

Rochelle Dobbs, Chair of Front Yard’s Board said, “The Front Yard Board is focused on continuing to execute on our strategy, reviewing all strategic alternatives and driving stockholder value. We are pleased to add Leland and Lazar to our other experienced and highly qualified nominees. We will work together to drive sustainable growth and enhance value for all Front Yard stockholders. Additionally, we thank David for his outstanding service and significant contributions to the Company and wish him well in his future endeavors.”

Jeffrey Pierce, Managing Partner of Snow Park, added: “Our recent discussions with the Board have been positive and productive. Snow Park is pleased that Leland and Lazar will be able to add their strong single-family market experience and valuable REIT insights to the Front Yard Board. As the Board carries out its assessment of strategic alternatives, we believe the addition of new directors and fresh perspectives will enhance efforts to maximize stockholder value.”

Director Biographies

Leland Abrams

Leland Abrams, age 36, has served as a Fund Manager at Wynkoop, LLC (“Wynkoop”), an investment fund manager, since September 2016. Mr. Abrams has played an active role in supporting his firm’s efforts in the single-family residential market, including with respect to portfolio management and transactions. Prior to joining Wynkoop, Mr. Abrams was a RMBS Sector Manager for Candlewood Investment Group, LP, an alternative asset management firm focused primarily on credit opportunities where he was responsible for overseeing approximately half of its structured credit investments, from November 2010 until April 2016. From 2008 until 2010, Mr. Abrams was a structured mortgage and esoteric ABS trader and credit analyst at United Capital Markets, Inc., a secondary market maker concentrating on asset backed and mortgage backed securities. Mr. Abrams’ RMBS experience afforded him the opportunity to develop unique insight into the fundamentals and operating realities of the single-family market. Prior to that, Mr. Abrams was a credit analyst and trader on the proprietary credit trading desk at Dresdner Bank, A.G., a mid-size investment banking firm offering brokerage services and investment products, from 2005 until 2008. Mr. Abrams holds a B.A. in Economics from Bucknell University.

Lazar Nikolic

Lazar Nikolic, age 39, is the founder and has served as managing member of both JPL Advisors LLC and JPL Management Services LLC, which are providers of investment management services to private funds, since January 2016. He also previously founded and ran MVC Real Estate, a single-family residential market investment vehicle that acquired and managed rentals in one the country’s largest home markets, from 2013 to 2019. Mr. Nikolic’s current responsibilities at JPL include portfolio management, investment analysis and risk management, and he currently focuses on RMBS, structured credit, m-REITs, e-REITs, closed-end funds, specialty finance companies and special situations. From September 2009 until December 2015, Mr. Nikolic was a portfolio manager at Adler & Co., a family office. Prior to that, Mr. Nikolic was a hedge fund analyst at Alpha Beta Capital Management LLC, an investment advisor, from 2007 until 2009. Previously, Mr.

Nikolic served as a software engineer at Bloomberg L.P., a privately held financial, software, data and media company, from 2003 until 2007. Mr. Nikolic holds an M.S. in Math-Finance from New York University’s Courant Institute as well as a B.S. in both Mathematics and Computer Science from Lafayette College.

About Front Yard

Front Yard is an industry leader in providing quality, affordable rental homes to America’s families. Our homes offer exceptional value in a variety of suburban communities that have easy accessibility to metropolitan areas. Front Yard's tenants enjoy the space and comfort that is unique to single-family housing, at reasonable prices. Our mission is to provide our tenants with houses they are proud to call home. Additional information is available at www.frontyardresidential.com.

About Snow Park

Snow Park Capital Partners, LP is a privately-held investment manager that specializes in investing in publicly-traded real estate securities across the capital structure. Based in New York City and founded by Jeffrey Pierce, the firm focuses on producing strong risk-adjusted returns for a diverse investor base of public institutions, private entities and qualified individual clients.

Forward-Looking Statements

The information in this press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, anticipations and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies, industry and market conditions and the future composition of the Company’s Board. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “target,” “seek,” “believe” and other expressions or words of similar meaning. We caution that forward-looking statements are qualified by the existence of certain risks and uncertainties that could cause actual results and events to differ materially from what is contemplated by the forward-looking statements. Factors that could cause our actual results to differ materially from these forward-looking statements may include, without limitation, our ability to implement our business strategy; our ability to make distributions to stockholders; our ability to acquire SFR assets for our portfolio, including difficulties in identifying assets to acquire; the impact of changes to the supply of, value of and the returns on SFR assets; our ability to successfully integrate newly acquired properties into our portfolio of SFR properties; our ability to successfully operate our internal property manager and perform property management services for our SFR assets at the standard and/or the cost that we anticipate; our ability to transition property management for the SFR properties currently managed by third party property managers to our internal property management platform; our ability to predict our costs; our ability to effectively compete with our competitors; our ability to apply the proceeds from financing activities or non-rental real estate owned asset sales to target SFR assets in a timely manner; our ability to sell non-rental real estate owned properties on favorable terms and on a timely basis or at all; the failure to identify unforeseen expenses or material liabilities associated with asset acquisitions through the due diligence process prior to such acquisitions; changes in the market value of our SFR properties and real estate owned; changes in interest rates; our ability to obtain and access financing arrangements on favorable terms or at all; our ability to maintain adequate liquidity; our ability to retain our engagement of Altisource Asset Management Corporation; the failure of our third party vendors to effectively perform their obligations under their respective agreements with us; our failure to maintain our qualification as a REIT; our failure to maintain our exemption from registration under the Investment Company Act; the impact of adverse real estate, mortgage or housing markets; the impact of adverse legislative, regulatory or tax changes; and other risks and uncertainties detailed in the “Risk Factors” and other sections described from time to time in our current and future filings with the Securities and Exchange Commission. In addition, financial risks such as liquidity, interest rate and credit risks could influence future results. The foregoing list of factors should not be construed as exhaustive.

The statements made in this press release are current as of the date of this press release only. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, whether as a result of new information, future events or otherwise, except as required by law.

CONTACTS

Investors:
Robin N. Lowe
Chief Financial Officer
(345) 815-9919
Robin.Lowe@AltisourceAMC.com

Media (for Front Yard):
Jonathan Gasthalter/Nathaniel Garnick
Gasthalter & Co.
(212) 257-4170
FrontYard@gasthalter.com

Media (for Snow Park):
Profile
Greg Marose/Charlotte Kiaie
(347) 343-2999
snowpark@profileadvisors.com